Exhibit 4

September 12, 2005

British Columbia Securities Commission
Alberta Securities Commission
Ontario Securities Commission

Dear Sirs and Mesdames:

Re: Change of Auditor

Pursuant to National Instrument 51-102: Continuous Disclosure Obligations, ADB Systems International Ltd. (the “Company”) gives notice of a change of auditor as follows:

1.
As mutually agreed upon, Deloitte & Touche LLP was asked to resign as auditor of the Company effective August 12, 2005 and the Company’s Audit Committee appointed KPMG LLP, successor auditors in their place effective August 12, 2005.

2.	The Company delivered a Notice of Change of Auditor (the “Notice”) dated August 12, 2005 to Deloitte & Touche LLP and KPMG LLP.

3.	The letter of Deloitte & Touche dated August 25, 2005 states their agreement with the information contained in the Notice.

4.	The letter of KPMG LLP dated August 26, 2005 states their agreement with the information contained in the Notice.

5.	The Audit Committee of the Company has considered and approved the Notice and letters from Deloitte & Touche LLP and KPMG LLP.

Yours very truly,

ADB SYSTEMS INTERNATIONAL LTD.

/s/ Michael Robb

Michael Robb, CFO

cc: Deloitte & Touche LLP
cc: KPMG LLP

ADB Systems International Ltd.
302 The East Mall, Suite 300, Toronto, ON Canada M9B 6C7 Tel: 416-640-0400 ● Fax: 416-640-0412 ● www.adbsys.com

NOTICE OF CHANGE OF AUDITOR
PURSUANT TO NATIONAL INSTRUMENT 51-102

ADB Systems International Ltd. (the “Company”) is changing its auditor from Deloitte & Touche LLP, Chartered Accountants, of 5140 Yonge Street Suite 1700, Toronto, ON M2N 6L7 (the “Former Auditor”), to KPMG LLP of 4100 Yonge Street Suite 200, Toronto, ON M2P 2H3. As mutually agreed upon, the Former Auditor was asked to resign effective August 12, 2005.

The resignation of the Former Auditor and the recommendation to appoint KPMG LLP as successor auditor has been approved by the Company’s Audit Committee. The change of auditor will be ratified at the next annual meeting of shareholders.

The Company confirms that there were no reservations in the Former Auditor’s reports in connection with:

a)	The financial statements of the Company for the two most recently completed fiscal years; and

b)	any period subsequent to the most recently completed period for which an audit report was issued and preceding the date of expiry of the Former Auditor’s term of office.

As at the date hereof, there are no reportable events including disagreements, consultations or unresolved issues, as defined in National Instrument 51-102 Continuous Disclosure Obligations, between the Former Auditor and the Company.

Dated this 12 day of August, 2005

ADB SYSTEMS INTERNATIONAL LTD.

Michael Robb, CFO

ADB Systems International Ltd.
302 The East Mall, Suite 300, Toronto, ON Canada M9B 6C7 Tel: 416-640-0400 ● Fax: 416-640-0412 ● www.adbsys.com

KPMP LLP Chartered Accountants Yonge Corporate Centre 4100 Yonge Street, Suite 200 Toronto ON M2P 2H3 Canada	Telephone (416) 228-7000 Telefax (416) 228-7123 Internet www.kpmg.ca

Alberta Securities Commission
British Columbia Securities Commission
Ontario Securities Commission

Dear Sirs/Mesdames:

Re:  Notice of Change of Auditors of ADB Systems International Ltd.

We have read the Notice of ADB Systems International Ltd. dated August 12, 2005 and are in agreement with the statements contained in such Notice.

Yours very truly,

Chartered Accountants
Toronto, Canada
August 26, 2005

Deloitte & Touche LLP 5140 Yonge Street Suite 1700 Toronto ON M2N 6L7 Canada Tel: 416-601-6150 Fax: 416-601-6151 www.deloitte.ca

August 25, 2005

Alberta Securities Commission
British Columbia Securities Commission
Ontario Securities Commission

Dear Sirs/Mesdames:

Notice of Change of Auditor - ADB Systems International Ltd. (the “Corporation”)

We have read the Corporation’s Notice of Change of Auditor dated August 12, 2005 (the “Notice”). We confirm that we are in agreement with the statements in the Notice as they relate to us.

Yours very truly,
Chartered Accountants